Exhibit 15.10
CONSENT OF QUALIFIED PERSON

Re:     Annual Report on Form 20-F of ArcelorMittal

LLC «KAI», in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2025 (the "2025 20-F"):

a)     certifies that it has supervised and validated the preparation of the Mineral Reserves and Mineral Resources estimates for ArcelorMittal Kryvyi Rih Open Pit;

b)     consents to the use of and references to its name, including its status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2025 20-F, the Registration Statements listed in paragraph (c) below and the Mineral Reserves and Mineral Resources estimates for ArcelorMittal Kryvyi Rih Open Pit; and

c)     consents to the incorporation by reference of the 2025 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and the Registration Statement No. 333-278551 on Form F-3 (and any amendments or supplements thereto).

LLC «KAI» is responsible for authoring, and this consent pertains to, the Mineral Reserves and Mineral Resources estimates for ArcelorMittal Kryvyi Rih Open Pit. LLC «KAI» certifies that it has read the 2025 20-F and that it fairly and accurately represents the Mineral Reserves and Mineral Resources estimates for each property for which it is responsible.

Dated: January 27, 2026

/s/ Mykhailo Nazarenko
Mykhailo Nazarenko
Engineering Project Manager
Member of Australasian Institute of Mining and Metallurgy

CONSENT OF QUALIFIED PERSON

Re:     Annual Report on Form 20-F of ArcelorMittal

LLC «KAI», in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2025 (the "2025 20-F"):

a)     certifies that it has supervised and validated the preparation of the Mineral Reserves and Mineral Resources estimates for ArcelorMittal Kryvyi Rih Underground Mine;

b)     consents to the use of and references to its name, including its status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2025 20-F, the Registration Statements listed in paragraph (c) below and the Mineral Reserves and Mineral Resources estimates for ArcelorMittal Kryvyi Rih Underground Mine; and

c)     consents to the incorporation by reference of the 2025 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697, and 333-170117 on Form S-8 and the Registration Statement No. 333-278551 on Form F-3 (and any amendments or supplements thereto).

LLC «KAI» is responsible for authoring, and this consent pertains to, the Mineral Reserves and Mineral Resources estimates for ArcelorMittal Kryvyi Rih Underground Mine. LLC «KAI» certifies that it has read the 2025 20-F and that it fairly and accurately represents the Mineral Reserves and Mineral Resources estimates for each property for which it is responsible.

Dated: January 27, 2026

/s/ Mykhailo Nazarenko
Mykhailo Nazarenko
Engineering Project Manager
Member of Australasian Institute of Mining and Metallurgy